EXHIBIT 10.1

                             NOTE PURCHASE AGREEMENT
                                GATE LOAN PROGRAM


         This Note Purchase Agreement, by and between BANK OF AMERICA NA ("Program Lender"), a national banking association organized under the laws of the United States and having a principal office located in the State of Arizona, and THE NATIONAL COLLEGIATE TRUSTsm, a Delaware business trust having a principal place of business at Park Avenue Atrium, 21st Floor, 237 Park Avenue, New York, New York, dated as of August 1, 1996;

                              W I T N E S S E T H:

         WHEREAS, Program Lender is in the business of making student loans under student lending programs, including, without limitation, the GATE Loan Program (as hereinafter defined); and

         WHEREAS, NCT exists to provide funds for student loans at Participating Institutions and the Participating Institutions are beneficial owners of NCT; and

         WHEREAS, in order to facilitate funding of GATE(sm) Conforming Loans, Program Lender has agreed to sell, from time to time, pools containing GATE Conforming Loans originated by Program Lender to NCT or a Purchaser Trust (all as hereinafter defined).

         NOW, THEREFORE, in consideration of these presents and the covenants contained herein, the parties hereto hereby agree as follows:

I. DEFINITIONS.

         "Business Day" shall mean any day other than: (a) a Saturday or Sunday, or (b) a day on which banking institutions in the State of Arizona are required or authorized by law or executive order to be closed.

         "Co-Lender Indemnification Agreement" has the meaning given such term in the Umbrella Agreement.

         "First Marblehead" shall mean The First Marblehead Corporation, a Delaware corporation.

         "GATE Conforming Loans" shall mean loans conforming to the requirements of the Program Manual.

         "GATE(sm) Loan Pool" or "Pool" shall mean and refer to a group of GATE Notes pledged or intended to be pledged as collateral in a particular Securitization Transaction.

         "GATE(sm) Notes" shall mean notes or other forms of consumer debt instruments, evidencing GATE Conforming Loans.

         "GATE(sm) Program" shall mean the GATE: Guaranteed Access to Educationsm Program described in the Program Manual.

         "Indemnification Agreement" means an agreement in the form of that attached hereto as Exhibit A.

         "Master Trust Agreement" means that certain Second Amended and Restated Trust Agreement dated as of February 1, 1994, between Delaware Trust Company and each of the Owners, as defined therein.

         "Minimum Purchase Price" has the meaning set forth in Section 2.04.

         "Net Securitization Proceeds" means the gross proceeds of issuance of indebtedness by NCT or a Purchaser Trust less all Securitization Reserves.

         "NCT" means The National Collegiate Trustsm, a Delaware business trust organized pursuant to the Master Trust Agreement.

         "Origination Records" means and refers to the original GATE Note, a cosigner application (in those cases in which the Program Manual requires a credit-tested cosigner), a form of cosigner notice when required under 16 C.F.R. ss. 444, and any other standardized documentation specified from time to time in the Program Manual as required to be received by the Servicer from the Program Lender in order to service GATE Conforming Loans adequately and accurately.

         "Participation Agreement" means an agreement between NCT and an educational institution under which the institution undertakes to solicit students to apply for GATE Conforming Loans.

         "Participating Institution" means an educational institution that has entered into a Participation Agreement with NCT.

         "Pool Closing Date" shall mean the last date for submission of GATE Conforming Loan documentation to Program Lender, as set forth in the Preliminary Pool Commitment Certificate issued by Program Lender.

         "Pool Open Period" shall mean and refer to the period during which Program Lender will accept applications for GATE Conforming Loans to be included in any particular Pool.

         "Preliminary Pool Commitment Certificate" refers to a certificate issued to NCT pursuant to one or more Loan Packaging and Funding Agreements between Program Lender and Participating Institutions.

         "Program Manual" means the detailed manual setting forth the terms, conditions, eligibility, policies, and procedures for the GATE: Guaranteed Access to Educationsm Program, as approved by NCT and Program Lender from time to time.

         "Purchase Date" shall mean the date of consummation of a Securitization Transaction with respect to a particular Pool including GATE Conforming Loans originated by Program Lender which date: (a) shall be set by written notice from NCT to Program Lender, given to Program Lender not less than five (5) Business Days in advance of the specified closing date, and (b) shall occur within 180 days after the Pool Closing Date for the Pool in question.

         "Purchaser Trust" shall mean and refer to a trust formed for the purpose of purchasing GATE Conforming Loans by NCT or by one or more Participating Institutions who have originated loans that are the subject of the securitization transaction to be entered into by the Purchaser Trust in question. Any action required or permitted to be taken by NCT hereunder may be taken by a Purchaser Trust with respect to a particular pool.

         "Rating Agencies" shall mean and refer to Standard and Poor's Corporation and/or Moody's Investors Service, Inc.

         "Securitization Costs" means the actual costs and expenses incurred by NCT, the Purchaser Trust, and all others entitled to payment for expenses by the Purchaser Trust or NCT, in connection with a Securitization Transaction, including, without limitation, the following:


         First Marblehead                   (Structuring and Origination Fees; Copy/Binding Costs)
         Goldman Sachs                      (Underwriting Expenses)
         Moody's                            (Rating Fee)
         State Street Bank & Trust          (Transaction and First Year Fees; Expenses)
         Delaware Trust Co.                 (Transaction and First Year Fees)
         Shipman & Goodwin                  (Counsel for State Street)
         Thacher Proffitt & Wood            (Counsel for NCT)
         Ernst & Young                      (Servicer Audit)
         Standard & Poor's CUSIP            (GRADS Bonds Cusip Assignment)


         "Securitization Reserves" shall mean and refer to (1) Securitization Costs, plus (2) reserves required by the terms of any Trust Instrument or other similar document pursuant to which the Purchaser Trust issues certificates, bonds or other evidences of indebtedness and grants a security interest in the related Pool of GATE Conforming Loans.

         "Securitization Transaction" shall mean and refer to the purchase of a Pool of GATE Conforming Loans by a Purchaser Trust funded through the issuance and sale of certificates, bonds or other evidences of indebtedness, the repayment of which is supported by payments on the GATE Conforming Loans included in such Pool.

         "Servicer" shall mean and refer to The Pennsylvania Higher Education Assistance Agency ("PHEAA"), or such other servicer as may be retained by the holder of GATE Conforming Loans.

         "Servicer Origination Agreement" refers to (a) the Origination Agreement between PHEAA and Program Lender with respect to origination of GATE Conforming Loans, as amended from time to time, and (b) any subsequent agreement relating to origination services provided to Program Lender with respect to GATE Notes purchased under this Agreement.

         "Servicing Agreement" refers to: (a) the Servicing Agreement between PHEAA and Program Lender with respect to servicing of GATE Conforming Loans, as amended from time to time, and (b) any subsequent servicing agreement between Program Lender and the Servicer governing servicing of GATE Conforming Loans purchased under this Agreement.

         "Trust Agreement" means, with respect to any particular Securitization Transaction, the agreement pursuant to which a Purchaser Trust is formed.

         "Trust Instrument" means, with respect to any particular Securitization Transaction, the agreement pursuant to which NCT or a Purchaser Trust issues evidences of indebtedness secured by the payments on the related GATE Conforming Loans.

         "Umbrella Agreement" shall mean and refer to that certain Umbrella Agreement by and among NCT, Program Lender, and First Marblehead, dated as of June 1, 1996.

II. AGREEMENT FOR PURCHASE AND SALE OF NOTES.

         2.01. PURCHASE AND SALE.

         On each Purchase Date during the Term of this Agreement and subject to the conditions set forth herein, Program Lender shall offer for sale to NCT and NCT, or a designee Purchaser Trust, shall purchase the GATE Loan Pool offered for sale by Program Lender for such Purchase Date. Each GATE Loan Pool offered for sale on a Purchase Date shall consist of all GATE Conforming Loans originated by Program Lender during the Pool Open Period.

         2.02. PRE-CLOSING INFORMATION; NCT BEST EFFORTS.

         On or about the Pool Closing Date, Program Lender will inform NCT of the final Pool profile relating to those GATE Loans in the Pool originated by Program Lender, including the principal amount of and number of loans made to students or parents of students at each Participating Institution, and the note rate associated with each such group of loans. NCT will use its best efforts to specify a Purchase Date and consummate a Securitization Transaction in which a Purchaser Trust will purchase all of the GATE Conforming Loans in the Pool, including those GATE Loans originated by Program Lender, within 60 days after the Pool Closing Date. NCT shall have the sole and exclusive right to purchase all GATE Conforming Loans in a Pool until 180 days after the Pool Closing Date, which right may be assigned to one or more Purchaser Trusts. Program Lender agrees, in consideration of NCT's undertaking pursuant to this section, not to sell to any third person any interest in any GATE Conforming Loans originated by Program Lender included in the Pool except pursuant to NCT's direction, during said 180-day period. Program Lender shall be entitled at any time and from time to time, in its sole discretion, to sell GATE Conforming Loans, in whole or in part, to third parties or to retain GATE Conforming Loans, in whole or in part, for its own account, in the event that NCT or its designee is unable to or fails to, within said 180-day period, acquire such GATE Conforming Loans. In such event, the Program Lender may sell or retain such GATE Conforming Loans to any purchaser, free and clear of any claim under this Agreement.

         2.03. POOL SUPPLEMENT.

         Each purchase and sale of the GATE Conforming Loans originated by Program Lender included in a Pool on a Purchase Date shall be made pursuant to a Pool Supplement substantially in the form of Exhibit B which shall: (1) set forth the Minimum Purchase Price for the GATE Conforming Loans originated by Program Lender included in the Pool, (2) incorporate by reference the terms and conditions of this Agreement applicable to sales of GATE Conforming Loans, and
(3) include a Schedule of GATE Conforming Loans setting forth the details and characteristics of such Pool. Each Pool Supplement shall be executed by an authorized agent of each Purchaser Trust and the Program Lender and shall be delivered on the related Purchase Date. The Purchaser Trust shall provide a preliminary settlement sheet in the form of Schedule 1 to the Pool Supplement not less than two Business Days prior to the Purchase Date.

         2.04. MINIMUM PURCHASE PRICE.

         On the Purchase Date, Program Lender shall assign and convey all GATE Conforming Loans originated by Program Lender included in the Pool to NCT, or a Purchaser Trust, in consideration of receipt of the Minimum Purchase Price therefor. For purposes of this Agreement the term "Minimum Purchase Price" shall mean the sum of: (a) all amounts advanced by Program Lender on account of the related GATE Notes in question, plus (b) all interest accrued on the related GATE Notes at the stated note rate on the face of each such GATE Note applied to the face amount of each GATE Note from the date of initial funding (to the Participating Institution by the Program Lender) to the Purchase Date, plus (c) all origination fees due to Program Lender on account of said GATE Conforming Loans pursuant to Program Lender's agreements with Participating Institutions.

III. PROCEDURES AND CONDITIONS FOR TRANSFER.

         3.01. CONVEYANCES OF GATE CONFORMING LOANS; CONDITIONS TO PURCHASE.

         (a) On each Purchase Date, upon execution and delivery of the related Pool Supplement, Program Lender shall sell, transfer, assign, set over and otherwise convey to Purchaser Trust, without recourse (subject to the obligations herein), all right, title and interest of Program Lender in and to:

                  (1) The GATE Conforming Loans included in the related Pool originated by Program Lender and all payments due or to become due thereon;

                  (2) Any proceeds with respect to the GATE Conforming Loans originated by Program Lender included in such Pool from recourse to Participating Institutions' indemnities thereon;

                  (3)      The proceeds of any and all of the foregoing.

         (b) The obligation of the Purchaser Trust to purchase the GATE Conforming Loans originated by Program Lender included in the Pool on the related Purchase Date shall be subject to satisfaction of the following conditions:

                  (1) Program Lender shall have delivered to the Purchaser Trust a duly authorized and executed Pool Supplement;

                  (2) Each of the representations and warranties made by Program Lender pursuant to Section 5.02 with respect to the GATE Conforming Loans originated by Program Lender included in such Pool shall be true and correct as of the related Purchase Date;

                  (3) The Servicer Origination Agreement and the Servicing Agreement shall be in full force and effect as of the related Purchase Date;

                  (4) Program Lender and the Servicer shall have performed and observed the terms and conditions of this Agreement and the Servicer Origination Agreement and there shall not have occurred a Default under either the Servicer Origination Agreement or the Servicing Agreement;

                  (5) The Umbrella Agreement shall be in full force and effect and Program Lender shall be in compliance with the terms and provisions thereof applicable to it;

                  (6) Each Participating Institution that received the proceeds of GATE Conforming Loans originated by Program Lender included in the Pool shall be party to an A Loan Packaging and Funding Agreement that substantially conforms to the requirements of the Umbrella Agreement;

                  (7) Purchaser Trust shall have obtained, at its expense, opinions of local counsel, each substantially in the form of Exhibit C attached hereto, relating to the conformity of GATE Conforming Loans originated by Program Lender included in the Pool;

                  (8) Program Lender shall, at its own expense, on or prior to the Purchase Date, indicate in its computer files that the GATE Conforming Loans identified in the related Pool Supplement have been sold to the Purchaser Trust pursuant to this Agreement and such Pool Supplement;

                  (9) Program Lender shall have executed and filed a UCC-1 financing statement with respect to the GATE Conforming Loans originated by Program Lender included in such Pool in the appropriate office of the jurisdiction in which the chief executive office of the Program Lender is located (or, in the event of a change of law, Program Lender shall have taken, but at no additional cost or expense to the Program Lender, such action as may be reasonably advised by the Purchaser Trust);

                  (10) As of such Purchase Date: (i) Program Lender was not insolvent and will not become insolvent as a result of the transfer of GATE Conforming Loans on such Purchase Date, (ii) Program Lender did not intend to incur or believe that it would incur debts that would be beyond Program Lender's ability to pay as such debts matured, (iii) such transfer was not made with actual intent to hinder, delay or defraud any Person, and (iv) the assets of Program Lender did not constitute unreasonably small capital to carry out its business as conducted; and

                  (11) Program Lender shall have executed and delivered an Indemnification Agreement substantially in the form of Exhibit A.

         (c) The obligations of Program Lender to sell the GATE Conforming Loans originated by Program Lender included in the Pool on a related Purchase Date are subject to satisfaction of the following conditions:

                  (1) Purchaser Trust shall have delivered to Program Lender a duly authorized and executed Pool Supplement;

                  (2) Purchaser Trust shall have paid the Minimum Purchase Price to Program Lender by wire transfer of immediately available funds;

                  (3) The Umbrella Agreement shall be in full force and effect and each of NCT and First Marblehead shall be in compliance with the terms and provisions thereof applicable to it;

                  (4) First Marblehead and Purchaser Trust shall have executed and delivered to Program Lender an Indemnification Agreement substantially in the form of Exhibit A, and each of First Marblehead and Purchaser Trust shall be in compliance with the terms and provisions thereof applicable to it;

                  (5) There shall have been delivered to Program Lender the opinion of counsel referred to in Article 3 of the Indemnification Agreement;

                  (6) In the event the subject Pool contains GATE Conforming Loans originated by persons and entitles other than Program Lender (to the extent permitted under the Umbrella Agreement), each such person and entity shall have delivered to Program Lender a Co-Lender Indemnification Agreement (Program Lender hereby agreeing itself to deliver a Co-Lender Indemnification Agreement to each such other person and entity); and

                  (7) If the trustee or other fiduciary under the related Purchaser Trust is not State Street Bank and Trust, Program Purchaser shall have approved such trustee or fiduciary, with such approval not to have been unreasonably withheld.

                  (8) Program Lender shall have received an opinion of Thacher, Proffitt & Wood, or other securities counsel to the Purchaser Trust and First Marblehead, addressed to Program Lender and satisfactory to Program Lender in form and substance. Such opinion shall: (a) with respect to the GRADS Bonds or other securities issued by the Purchaser Trust (other than beneficial interests owned by the Participating Institutions), state that nothing has come to the attention of such counsel that would lead it to believe that the Offering Materials (as defined in Exhibit A) in connection with the matters described therein contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED that Thacher, Proffitt & Wood may except the B of A Information (as defined in Exhibit A) from the scope of its opinion, and (b) with respect to beneficial interests in the Purchaser Trust issued to Participating Institutions, state that such interests are not required to be registered under the Securities Act of 1933.

         3.02. DELIVERY OF DOCUMENTS.

         On the Purchase Date, Program Lender shall deliver to the Servicer, as agent for the Purchaser Trust and/or the trustee of the Trust Instrument, each GATE Note originated by Program Lender included in the Pool and the related Origination Records.

         3.03. CONFORMITY OF REPRESENTATIONS AND WARRANTIES.

         In each Pool Supplement, Program Lender shall confirm its representations and warranties contained in Section 5.02 hereof.

         3.04. RIGHTS TRANSFERRED.

         The transfer of funds pursuant to Section 2.04 hereof shall constitute, and the delivery to NCT, or its designated Purchaser Trust of each Pool Supplement shall evidence, a sale and assignment to NCT or the Purchaser Trust of the related GATE Conforming Loans and of all of Program Lender's interest in such GATE Conforming Loans. As assignee of such GATE Conforming Loans, NCT or the Purchaser Trust shall receive: (i) interest on such GATE Conforming Loans from and after the Purchase Date, and (ii) any and all other payments and recoveries received by the Servicer or Program Lender from the borrowers and cosigners of such GATE Conforming Loans, or others pursuant to, or in respect of, such GATE Conforming Loans, and all proceeds thereof.

         3.05. SUBSEQUENT RECEIPTS. In the event that Program Lender shall receive, subsequent to any such assignment, any amounts whatsoever in respect to the GATE Conforming Loans so assigned in the nature of those described in
Section 3.04 above, such amounts shall be deposited in a separate account maintained by Program Lender, and shall be held by Program Lender in trust for NCT or the Purchaser Trust to which it has sold the Notes, and the Program Lender shall promptly deliver such amounts to the trustee under the Trust Instrument.

         3.06. ASSIGNMENT OF ORIGINATION RIGHTS.

         Program Lender shall assist NCT in the transfer of servicing from Servicer to NCT's servicer, but without additional expense to Program Lender. Program Lender shall require Servicer to complete any loan origination services being performed for Program Lender under the Servicer Origination Agreement on the Purchase Date so that complete Origination Records are ready for delivery to NCT's servicer.

         3.07. NO ASSUMPTION OF LIABILITY TO FUND GATE NOTES.

         By their purchase of GATE Notes, NCT, and all Purchaser Trusts, shall assume no liability, responsibility or obligation with respect to any payments which are due and owing, or which are, or may be alleged to be due and owing, by Program Lender to any Participating Institution or to any GATE Loan borrower by reason of the GATE Conforming Loans originated by Program Lender included in the Pool evidenced by the GATE Notes. Program Lender shall be solely responsible to fulfill its obligations under any agreements it may have with Participating Institution regarding origination and funding of such GATE Conforming Loans.

IV. LIMITATION OF RECOURSE TO NCT AND PURCHASER TRUST.

         4.01. Notwithstanding any provision of this Agreement to the contrary, all obligations of NCT and any Purchaser Trust to pay the Minimum Purchase Price under this Agreement (whether in respect to the purchase price of any GATE Conforming Loan, or of any fees, expenses or otherwise) shall be payable only from Net Securitization Proceeds. The Program Lender agrees that it shall look solely to the Net Securitization Proceeds for such payments. In the event Program Lender shall have any claim under this Agreement against NCT or a Purchaser Trust, such claim shall only be collected from the rights of NCT or the Purchaser Trust, as the case may be, in the Pools which are the subject of Securitization Transactions, including rights of NCT or any Purchaser Trust in any indebtedness issued in connection therewith. No recourse shall be had against the general funds of NCT, any Purchaser Trust or any Participating Institution, nor against any income or proceeds of the Pools not available, in accordance with the Trust Instrument, for distribution. Notwithstanding anything to the contrary contained in this Section 4.01, nothing contained herein shall in any manner or to any event exonerate any person, including, without limitation, NCT, any Purchaser Trust, First Marblehead or any Participating Institution, from liability: (a) for claims arising out of (1) fraud or intentional misrepresentation of such person; (2) the misapplication or misappropriation of funds by such person, or (3) the failure of such person to observe or perform the terms of the Umbrella Agreement, or (b) under any Indemnification Agreement executed and delivered pursuant hereto. As used herein, the term "person" shall include all officers, employees, agents, representatives and affiliates of the subject person. Notwithstanding the foregoing, Program Lender agrees not to assert any claim relating to any Securitization Transaction against any Participating Institution solely on account of its ownership interest in a Purchaser Trust or on account of any liability such Participating Institution may have under the Trust Agreement for the obligations of a Purchaser Trust if such Participating Institution did not itself participate in the activity giving rise to a recourse claim hereunder. This limitation shall in no way affect any Participating Institution's direct liability to Program Lender under any Loan Packaging and Funding Agreement nor the recourse of Program Lender to assets of a Purchaser Trust in which a Participating Institution may have a beneficial interest.

V. REPRESENTATIONS AND WARRANTIES.

         5.01. REPRESENTATIONS AND WARRANTIES OF NCT.

         NCT makes the following representations and warranties as of the date hereof, as of the date of each purchase of GATE Conforming Loans and as of any other date specified below. NCT shall cause each Purchaser Trust to make substantially the same representations and warranties in a Pool Supplement as of the date of each purchase of GATE Conforming Loans:

         (a) NCT represents and warrants that it is and shall remain a Delaware business trust duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the authority to conduct all activities contemplated by this Agreement.

         (b) NCT has full power and authority to perform its obligations under this Agreement, and has duly authorized the execution, delivery and performance of, and has duly delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of NCT enforceable against NCT in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws.

         (c) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof, will conflict with, or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which NCT is now a party or by which it is bound.

         5.02. REPRESENTATIONS AND WARRANTIES OF PROGRAM LENDER.

         Program Lender makes the following representations and warranties as of the date hereof, as of the date of each sale of GATE Conforming Loans originated by Program Lender to NCT or a Purchaser Trust, and as of any other date specified below:

         (a) Program Lender represents and warrants that it is, and shall continue to be, a national banking association duly organized, validly existing and in good standing under the laws of the United States, and has the authority to conduct all activities contemplated by this Agreement.

         (b) Program Lender has full power and authority to perform its obligations under this Agreement, and has duly authorized the execution, delivery and performance of, and has duly delivered this Agreement, and this Agreement constitutes the legal, valid and binding obligation of Program Lender enforceable against Program Lender in accordance with its terms, except that such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws.

         (c) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions hereof, will conflict with, or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any legal restriction or any agreement or instrument to which Program Lender is now a party or by which it is bound.

         (d) Each of the GATE Conforming Loans originated by Program Lender sold to NCT or a Purchaser Trust pursuant to any Securitization Transaction is the valid, binding and enforceable obligation of the borrower executing the same, and of any cosigner thereto, enforceable against the borrower and cosigner thereunder in accordance with its terms except as enforceability may be affected by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and by equitable principles.

         (e) Each GATE Conforming Loan originated by Program Lender sold hereunder and any accompanying notices and disclosures conforms to all applicable state and federal laws, rules and regulations. The origination of each GATE Conforming Loan by Program Lender was conducted in accordance with all applicable state and federal laws concerning the actions of the Participating Institution and Program Lender including, without limitation, the Equal Credit Opportunity Act. No application to Program Lender for a GATE Conforming Loan shall be, or has been, rejected, approved or discouraged by Program Lender on the basis of race, sex, color, religion, national origin, age (other than laws limiting the capacity to enter a binding contract) or marital status, the fact that all or a part of the borrower's or co-signer's, income derives from any public assistance program, or the fact that the applicant, borrower or any co-signer has, in good faith, exercised any right under the Consumer Credit Protection Act.

         (f) Each GATE Conforming Loan originated by Program Lender sold to NCT or Purchaser Trust is in compliance in all material respects with any applicable usury laws at the time made and of the time of assignment to NCT or a Purchaser Trust.

         (g) Program Lender has no actual knowledge of any defense to payment with respect to any GATE Conforming Loan sold under this Agreement. There is no action before any state or federal court, administrative or regulatory body, pending or threatened against Program Lender in which an adverse result would have a material adverse effect upon the validity or enforceability of GATE Conforming Loans originated by Program Lender and included in the Pool.

         (h) Each and every GATE Conforming Loan sold pursuant to this Agreement is free and clear of any liens, claims or demands of any person claiming by or through Program Lender, and Program Lender has the absolute right to transfer the same to NCT or a Purchaser Trust.

         (i) With respect to each GATE Note originated by Program Lender and included in the Pool, the terms thereof have not been impaired, waived, altered or modified in any respect.

         5.03. EXCLUSIVE REPRESENTATIONS AND WARRANTIES.

         The representations and warranties set forth in Section 5.02 above are the sole and exclusive representations and warranties made by the Program Lender, its representatives, agents, officers, directors and other employees, with respect to this Agreement, any Pool Supplement, any GATE Conforming Loan, any obligor, the sale of any GATE Conforming Loan to the Purchaser Trust hereunder or otherwise. Without limiting the generality of the foregoing or limiting the express representation and warranties made pursuant to Section 5.02 above, it is expressly acknowledged and agreed by NCT and each Purchaser Trust that no covenant, agreement, representation or warranty made by the Program Lender or any such other Person, herein or otherwise, shall be construed as a warranty, representation, guaranty or other agreement or acknowledgment as to, nor does Program Lender or any such other Person assume any responsibility for the creditworthiness of any obligor or the collectibility of any GATE Conforming Loan by reason of the obligor's ability to make payments with respect thereto.

         5.04. REMEDY FOR BREACH OF REPRESENTATIONS AND WARRANTIES.

         In the event any representation or warranty made by Program Lender pursuant to Section 5.02 above shall prove to be inaccurate or incomplete in any material and adverse respect as of the date when made, Program Lender shall have the right (but not the obligation) to elect by written notice to NCT to be given by Program Lender no later than sixty (60) days after receipt of written notice from NCT of such alleged breach to repurchase the affected GATE Conforming Loan or Loans no later than such 60th day for a cash purchase price equal to the outstanding principal balance thereof plus all accrued and unpaid interest. Upon receipt of said repurchase price, NCT shall, or, if applicable, shall cause the Purchaser Trust or the Servicer to, deliver the GATE Note and the Origination Records relating thereto to Program Lender, duly endorsed or assigned to Program Lender or to such person as Program Lender may direct, in any such case, without recourse to NCT or the Purchaser Trust. If Program Lender elects to repurchase the affected GATE Conforming Loan or Loans as provided herein, subject only to
Section 8.02 hereof, such remedy shall be the sole and exclusive remedy of any person or entity, including, without limitation, NCT, the Purchaser Trust and the trustee or any other fiduciary under any Trust Instrument, with respect to such breach. If Program Lender shall not so elect to repurchase the affected GATE Conforming Loans within said sixty (60) day period, then Program Lender shall indemnify NCT, the Purchaser Trust and any fiduciary under the Trust Agreement from any and all loss, cost, damage and expense, including reasonable attorneys' fees and legal expenses and sums paid, liabilities incurred or expenses paid or incurred in connection with settling claims, counterclaims, defenses, suits or judgments or obtaining or attempting to obtain release from liability, in any such case by reason of any alleged breach specified in such written notice given by NCT to the Program Lender.

VI. SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

         As to any GATE Conforming Loans purchased hereunder, the representations and warranties contained herein shall survive until each such GATE Conforming Loan is paid in full.

VII. MISCELLANEOUS.

         7.01. NO ASSIGNMENT.

         No party may assign its rights or obligations under this Agreement without the prior written consent of the parties hereto, PROVIDED, HOWEVER, that: (a) Program Lender may assign its rights hereunder to an Affiliate that is a national banking association having the legal power and right under applicable law (including, without limitation, usury law in the State where it is located) to make GATE Conforming Loans, and (b) NCT and/or the Participating Institutions referred to in the definition of "Purchaser Trust" shall have the right to create a Purchaser Trust to exercise NCT's rights to purchase each Pool. No assignment shall relieve the assignor of liability hereunder. Any assignment in violation hereof shall be automatically null and void.

         7.02. AMENDMENT.

         This Agreement may not be amended nor terms or provisions hereof waived unless such amendment or waiver is in writing and signed by all parties hereto.

         7.03. NO WAIVER.

         No delay or failure by any party to exercise any right, power or remedy hereunder shall constitute a waiver thereof by such party, and no single or partial exercise by any party of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

         7.04. ENTIRE AGREEMENT.

         This Agreement and the documents and agreements referred to herein embody the entire agreement and understanding among the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

         7.05. NOTICES.

         All notices given by any party to the others under this Agreement shall be in writing delivered: (a) personally, (b) by facsimile transmission, (c) by overnight courier, prepaid, or (d) by depositing the same in the United States mail, certified, return receipt requested, with postage prepaid, addressed to the party at the address set forth beneath its signature below. Any party may change the address to which notices are to be sent by notice of such change to each other party given as provided herein. Such notices shall be effective on the date received.

         7.06. ATTORNEYS' FEES.

         In the event of a lawsuit or arbitration proceeding arising out of or relating to this Agreement, the prevailing party shall be entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator.

         7.07. GOVERNING LAW.

         This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona.

         7.08. COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement.

         7.09. NO THIRD PARTIES BENEFITED.

         This Agreement is made and entered into for the protection and legal benefit of the parties, and their permitted successors and assigns (including, without limitation, any Purchaser Trust), and each and every Indemnified Person (all of which shall be entitled to enforce the Indemnity contained in Sections
8.01 and 8.02 hereof), and no other person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement.

         7.10. OPINIONS.

         Concurrent with the execution hereof, each party shall deliver to the other the opinion of its corporate counsel (which may be internal counsel) to the effect that this Agreement has been duly authorized by all necessary corporate or other organizational action, this Agreement is within the corporate or other organizational power of such party and that this Agreement is the valid and binding obligation of such party, enforceable against such party in accordance with its terms.

VIII. INDEMNIFICATION.

         8.01. BY PROGRAM LENDER - SECURITIES MATTERS.

         Subject to the limitations on remedies for breach of representations and warranties set forth in Section 5.04 above, Program Lender shall indemnify and hold harmless NCT, each Purchaser Trust and any fiduciary under any Trust Instrument, and any officer, director, employee or agent of any of the foregoing (herein, collectively, referred to as the "Indemnified Persons") against any and all liabilities, losses, costs, damages and expenses, including, without limitation, attorneys' fees and legal expenses and sums paid, liabilities incurred or expenses paid or incurred in connection with settling claims, suits or judgments or obtaining or attempting to obtain release from liability under the Trust Instrument or this Agreement which such Indemnified Person may sustain or incur by reason of any untrue statement of a material fact in any Offering Materials (as defined in the form of Indemnification Agreement) or by any failure to state in such Offering Materials a material fact necessary to make the statements therein not misleading (but only to the extent the same relate to information relating to Program Lender and the GATE Conforming Loans originated by Program Lender furnished in writing by Program Lender expressly for use in the applicable Offering Materials). This section shall survive any termination of this Agreement.

         8.02. BY PROGRAM LENDER - SPECIAL.

         Notwithstanding any repurchase of GATE Conforming Loans under Section
5.04 hereof, IN THE EVENT THAT: (a) a claim, counterclaim or defense to payment of a GATE Conforming Loan (hereinafter a "claim") is asserted against NCT, a Purchaser Trust or any other Indemnified Person, the substance of which claim, if true, would constitute a material breach or misrepresentation of the representations and warranties contained in any of subsections 5.02(d), (e), or
(f) AND (b) such claim is not dismissed or abandoned as against such Indemnified Person following a repurchase under Section 5.04, THEN (c) Program Lender shall indemnify and hold harmless such Indemnified Person from all costs of defense of such claim and all costs of settlement and/or payment of a judgment on such claim; provided, however, that: (1) if Program Lender elected to repurchase a GATE Conforming Loan as permitted under Section 5.04 hereof, Program Lender shall not be obligated to pay the cost of defending a claim, or to pay any costs of settlement and/or payment of any judgment, to the extent that such arise out of the assertion that there has occurred a violation of the law of any state (other than the law of the state in which Program Lender is located (I.E., Arizona) and federal law) on the theory that a GATE Conforming Loan originated by Program Lender and included in a Pool purchased hereunder was subject to laws governing extensions of credit by the Participating Institution to which the proceeds of such GATE Conforming Loan were advanced in lieu of law governing the activities of Program Lender (a "Recharacterization Claim"), and (2) if Program Lender has elected not to repurchase a GATE Conforming Loan as to which a Recharacterization Claim has been asserted, Program Lender's indemnification obligation and liability hereunder shall not exceed the then outstanding principal balance plus all accrued and unpaid interest of such GATE Conforming Loan. This limitation shall not apply to that portion of any such judgment that is based upon a claim or theory otherwise covered by this Indemnity that is not a Recharacterization Claim.

IX. ARBITRATION

         9.01. ARBITRATION.

         (a) Any controversy or claim between or among the parties arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

         (b) No provision of this Section shall limit the right of any party to this Agreement to exercise self-help remedies such as setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference. At the option of any party holding a deed of trust, foreclosure under such deed of trust or mortgage may be accomplished either by exercise of power of sale under the deed of trust or mortgage or by judicial foreclosure.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


WITNESS:                             BANK OF AMERICA NA


_________________________________    By: /s/ Margaret Sprude
                                         ----------------------------------
                                     Its Chief Financial Officer
                                         Bank of America NA
                                         1825 East Buckeye Road
                                         Phoenix, AZ 85034



                                     THE NATIONAL COLLEGIATE TRUST
                                     By:   Delaware Trust Company, not in its
                                           individual capacity but solely in its
                                           capacity as Trustee


_________________________________    By: /s Richard N. Smith
                                         ---------------------------------
                                     Its Vice President
                                         Park Avenue Atrium, 21st Floor
                                         237 Park Avenue
                                         New York, NY  10017



                                      ======================================
                                      --------------------------------------

                             NOTE PURCHASE AGREEMENT
                             -----------------------
                                INDEX TO EXHIBITS
                                -----------------


Exhibit A         Form of Indemnification Agreement

Exhibit B         Pool Supplement

Exhibit C         Form of Local Counsel Opinion

                      EXHIBIT A TO NOTE PURCHASE AGREEMENT

                            INDEMNIFICATION AGREEMENT

         This INDEMNIFICATION AGREEMENT (the "Agreement") is made_______________ __________________, 199__, by and among The National Collegiate Trust [Serial No.] ("NCT"), The First Marblehead Corporation ("First Marblehead"), and BANK OF AMERICA NA ("B of A").

                                   WITNESSETH:

         WHEREAS, pursuant to that certain Note Purchase Agreement dated ______________ (the "Note Purchase Agreement") between NCT, as purchaser, and B of A, B of A will sell to NCT and NCT will purchase from B of A certain GATE Conforming Loans ("Contracts");

         WHEREAS, contemporaneously with the transactions contemplated by the Note Purchase Agreement, NCT will sell securities backed by a pool consisting of the Contracts (the "Securitization");

         WHEREAS, First Marblehead assists NCT in the Securitization process;
and

         WHEREAS, the parties wish to set forth their agreements with respect to certain aspects of the Securitization, on the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, the parties hereto agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS
                                   -----------

         SECTION 1.01. DEFINITIONS. Capitalized terms used herein without definition have the meanings assigned thereto in the Note Purchase Agreement. Whenever used in this Agreement, the following words and phrases shall have the following meanings:

         "Agreement" means this Indemnification Agreement, as it may be amended from time to time.

         "GRADS(sm) Bonds" means securities backed by the pool of Contracts that are to be issued by NCT.

         "Commission" means the Securities and Exchange Commission.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

         "B of A Information" means solely the information set forth [to be determined].

         "Indemnified Party" has the meaning set forth in Section 4.03.

         "Indemnifying Party" has the meaning set forth in Section 4.03.

         "Offering Materials" means: (a) any private placement memoranda and any other offering material given in connection with a sale or offer to sell, whether or not such sale or offer to sell was required to be registered under the Securities Act, and (b) any Registration Statement filed with the Commission pursuant to which any Contract or interest therein is sold or offered for sale, including the Prospectus relating thereto and any preliminary prospectuses and amendments and supplements to such Registration Statement, Prospectus and preliminary prospectus, including post-effective amendments and all exhibits and all material incorporated by reference therein.

         "Prospectus" has the meaning given to such term in the Securities Act.

         "Registration Statement" has the meaning given to such term in the Securities Act.

         "Securities Act" means the Securities Act of 1933, as amended from time to time.

         "Transaction Documents" means the Note Purchase Agreement and the Pool Supplement issued pursuant thereto.


                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         Each of NCT and First Marblehead jointly and severally represents and warrants to B of A, and B of A hereby represents and warrants to NCT and First Marblehead, as of the date hereof and the Purchase Date, as follows:

         (1) It is a corporation, business trust, or, in the case of B of A, a national banking association, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and it has the corporate power to own its assets and to transact the respective business in which it is currently engaged. It is duly qualified to do business as a foreign corporation or other entity and is in good standing in each jurisdiction in which its type of organization and the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on its business, properties, assets, or condition (financial or other);

         (2) It has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business and its type of organization requires such licenses or approvals unless the failure to obtain any such licenses or approvals would have no material adverse effect on the ability of such party to fulfill its obligations hereunder;

         (3) It has the power and authority to execute and deliver this Agreement and to carry out the terms hereof; and the execution, delivery and performance of this Agreement by it has been duly authorized by all necessary action;

         (4) This Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies, and except as enforcement of any terms relating to indemnification may be limited by applicable securities law;

         (5) For B of A and NCT only, the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, its governing documents, or any material indenture, agreement or other instrument to which it is a party or by which it is bound; or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or violate any law or any order, rule or regulation applicable to it of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties; and

         (6) There are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over it or its properties: (1) asserting the invalidity of this Agreement (2) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, or (3) seeking any determination or ruling that is likely to materially and adversely affect the performance by it of its obligations hereunder or the validity and enforceability of this Agreement.


                                    ARTICLE 3
                              CONDITIONS TO CLOSING
                              ---------------------
                             [Intentionally Omitted]


                                    ARTICLE 4
                                 INDEMNIFICATION
                                 ---------------

         SECTION 4.01. INDEMNIFICATION BY FIRST MARBLEHEAD AND NCT. NCT and Marblehead jointly and severally agree to indemnify, hold harmless and defend B of A, its respective officers, directors, employees, attorneys, agents and each Person who controls B of A within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, as follows:

                  (a) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in any Offering Materials under the heading, [to be determined] ["Method of Distribution"] or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (b) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such inaccuracy, if such settlement is effected with the written consent of NCT and First Marblehead; and

                  (c) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by the B of A) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such inaccuracy, to the extent that any such expense is not paid under (a) or (b) above.

         This indemnity agreement will be in addition to any liability which NCT and First Marblehead may otherwise have.

         SECTION 4.02. INDEMNIFICATION BY B OF A. B of A agrees to indemnify and hold harmless NCT and First Marblehead and each person, if any, who controls NCT or First Marblehead within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1993 Act"), as follows:

                  (a) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the B of A Information (or any amendment or supplement thereto approved in writing by B of A) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (b) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever, based upon any such untrue statement or omission, or any such inaccuracy, if such settlement is effected with the written consent of B of A; and

                  (c) against any and all expense whatsoever (including the fees and disbursements of counsel chosen by NCT and First Marblehead) reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever, based upon any such untrue statement or omission, or any such inaccuracy, to the extent that any such expense is not paid under (a) or (b) above.

         This indemnity agreement will be in addition to any liability which B of A may otherwise have.

         SECTION 4.03. PROCEDURE FOR INDEMNIFICATION. In case any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 4.01 or 4.02, such Person (hereinafter called the "Indemnified Party") shall promptly notify the person against whom such indemnity may be sought (hereinafter called the "Indemnifying Party") in writing. The Indemnifying Party, upon request of the Indemnified Party, shall acknowledge its obligation, subject to the terms hereof, to indemnify the Indemnified Party in writing and shall retain counsel reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others the Indemnifying Party may designate in such proceeding and the Indemnifying Party shall pay the fees and disbursements of such counsel related to such proceeding, as and when such fees and disbursements are billed by such counsel. If the Indemnifying Party fails to acknowledge its obligation, subject to the terms hereof, to indemnify in writing or fails to retain such counsel within a reasonable period of time after such notice was given, then the Indemnified Party shall have the right to retain its own counsel, and the fees and expenses of such counsel shall be at the expense of the Indemnifying Party. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (a) the preceding sentence is applicable, (b) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (c) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred.

         SECTION 4.04. SETTLEMENTS OF PROCEEDINGS. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party, without the prior written consent of the Indemnified Party, shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding.

         SECTION 4.05. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Sections 4.01 and 4.02 hereof is for any reason held to be unenforceable by the Indemnified Parties although applicable in accordance with its terms, B of A, on the one hand, and NCT and First Marblehead, on the other, shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated in Sections 4.01 and 4.02 that are incurred by B of A, NCT and First Marblehead in such proportions that (i) NCT and First Marblehead shall be responsible for that portion represented by the percentage that the gross fee earnings of First Marblehead in the Securitization bear to the sum of such fees and the purchase price paid by NCT for the Contracts, and (ii) B of A shall be responsible for the balance; PROVIDED, HOWEVER, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         NCT, First Marblehead and B of A agree that it would not be just and equitable if contribution pursuant to this Section 4.05 were determined by PRO RATA allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party pursuant to
Section 4.01 or 4.02 shall be deemed to include, subject to the limitations set forth above, any legal or other expense reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.


                                    ARTICLE 5
                                  MISCELLANEOUS
                                  -------------

         SECTION 5.01. NOTICES. All demands, notices and communications upon or to B of A, NCT and First Marblehead under this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (a) The First Marblehead Corporation, 7 Tucker's Wharf, Marblehead, MA 01945; (b) The National Collegiate Trust, Park Avenue Atrium, 21st Floor, 237 Park Avenue, New York, NY 10017, (c) B of A_____________________________________________________________________, or
such other address as may hereafter be furnished to the other parties in writing.

         SECTION 5.02. SUCCESSORS AND ASSIGNS. This Agreement is binding on B of A's, NCT's and First Marblehead's successors and assignees. Each party hereto agrees that it will not assign this Agreement without the other parties' prior written consent.

         SECTION 5.03.  ARBITRATION.

                  (a) Any controversy or claim between or among the parties arising out of or relating to this Agreement or any agreements or instruments relating hereto or delivered in connection herewith and any claim based on or arising from an alleged tort, shall at the request of any party, be determined by arbitration. The arbitration shall be conducted in accordance with the United States Arbitration Act (Title 9, U.S. Code), notwithstanding any choice of law provision in this Agreement, and under the Commercial Rules of the American Arbitration Association ("AAA"). The arbitrator(s) shall give effect to statutes of limitation in determining any claim. Any controversy concerning whether an issue is arbitrable shall be determined by the arbitrator(s). Judgment upon the arbitration award may be entered in any court having jurisdiction. The institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

                  (b) No provision of this Section 5.03 shall limit the right of any party to this Agreement to exercise self-help remedies such a setoff, foreclosure against or sale of any real or personal property collateral or security, or obtaining provisional or ancillary remedies from a court of competent jurisdiction before, after, or during the pendency of any arbitration or other proceeding. The exercise of a remedy does not waive the right of either party to resort to arbitration or reference.

         SECTION 5.04. COSTS AND ATTORNEYS' FEES. In the event of a lawsuit or arbitration proceeding arising out of or relating to this Agreement, the prevailing party is entitled to recover costs and reasonable attorneys' fees incurred in connection with the lawsuit or arbitration proceeding, as determined by the court or arbitrator.

         SECTION 5.05. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 5.06. COUNTERPARTS. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

         SECTION 5.07. HEADINGS. The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

         SECTION 5.08. LIMITATION OF RECOURSE TO NCT. Notwithstanding any provision of this Agreement to the contrary, all obligations of NCT under this Agreement shall be payable only from the rights of NCT in the Contracts. No recourse shall be had against the general funds of NCT or any Participating Institution (as defined in the Transaction Documents), nor against any income or proceeds of the Contracts not available, in accordance with the Trust Instrument, for distribution. To the extent that the interests of the Trustee and the bond holders under the Trust Instrument are fully satisfied, or if proceeds of the Contracts are otherwise distributed to the owners of NCT free and clear of claims of said Trustee (as defined in the Trust Instrument), claims against NCT may be satisfied from the Contracts or the distributable proceeds thereof.


                                   BANK OF AMERICA NA


                                   By:___________________________________
                                   Its:



                                   THE NATIONAL COLLEGIATE TRUST
                                   [SERIAL NO.]
                                   By: The Delaware Trust Company, not in
                                   its individual capacity but SOLELY in its
                                   capacity as Trustee


                                   By:___________________________________
                                   Its:



                                   THE FIRST MARBLEHEAD
                                   CORPORATION


                                   By:___________________________________
                                   Its:

                      EXHIBIT B TO NOTE PURCHASE AGREEMENT

                            [Form of Pool Supplement]

         This Pool Supplement ("Supplement") is entered into pursuant to and forms a part of that certain Note Purchase Agreement (the "Agreement") dated as of January 2, 1996, by and between The National Collegiate Trust ("NCT") and Bank of America NA. This Supplement is dated _________________, 19___. Capitalized terms used in this Supplement without definitions have the meaning set forth in the Agreement.

         ARTICLE 1:  PURCHASE AND SALE.

         In consideration of the Minimum Purchase Price set forth in Schedule 1 attached hereto, Program Lender hereby transfers, sells, sets over and assigns to The National Collegiate Trust 199 , S- ("Purchaser Trust"), upon the terms and conditions set forth in the Agreement (which are incorporated herein by reference with the same force and effect as if set forth in full herein), each GATE Conforming Loan described in the attached Schedule 2. Program Lender hereby transfers and delivers to Purchaser Trust each GATE Note evidencing such GATE Conforming Loan and all Origination Records relating thereto, in accordance with the terms of the Agreement. Purchaser Trust hereby purchases said GATE Conforming Loans and GATE Notes on said terms and conditions.

         ARTICLE 2:  PRICE.

         As set forth in Schedule 2, the amounts paid pursuant to this Supplement are:

         Minimum Purchase Price:         $______________________

         ARTICLE 3:  REPRESENTATIONS AND WARRANTIES.

         3.01. BY PROGRAM LENDER.

         Program Lender repeats the representations and warranties contained in
Section 5.02 of the Agreement and confirms the same are true and correct as of the date hereof.

         3.02. BY PURCHASER TRUST.

         The Purchaser Trust hereby represents and warrants to the Program Lender that at the date of execution and delivery of this Supplement by the Purchaser Trust:

         (a) The Purchaser Trust is duly organized and validly existing as a business trust under the laws of the State of Delaware with the due power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the GATE Conforming Loans.

         (b) The Purchaser Trust is duly qualified to do business and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

         (c) The Purchaser Trust has the Power and authority to execute and deliver this Pool Supplement and to carry out its respective terms; the Purchaser Trust has the power and authority to purchase the GATE Conforming Loans and rights relating thereto as provided herein from the Program Lender and the Purchaser Trust has duly authorized such purchase from the Program Lender by all necessary action; and the execution, delivery and performance of this Pool Supplement has been duly authorized by the Purchaser Trust by all necessary action on the part of the Purchaser Trust.

         (d) This Pool Supplement, together with the Agreement of which this Supplement forms a part, constitutes a legal, valid and binding obligation of the Purchaser Trust, enforceable in accordance with its terms.

         (e) The consummation of the transactions contemplated by the Agreement and this Supplement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the governing instruments of the Purchaser Trust or any indenture, agreement or other instrument to which the Purchaser Trust is a party or by which it is bound; or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument; or violate any law or any order, rule or regulation applicable to the Purchaser Trust of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser Trust or its properties.

         (f) There are no proceedings or investigations pending, or threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser Trust or its properties:
(1) asserting the invalidity of the Agreement or this Pool Supplement, (2) seeking to prevent the consummation of any of the transactions contemplated by the Agreement or this Pool Supplement, or (3) seeking any determination or ruling that is likely to materially or adversely affect the performance by the Purchaser Trust of its obligations under, or the validity or enforceability of the Agreement or this Pool Supplement.

         ARTICLE 4:  CROSS RECEIPT.

         Program Lender hereby acknowledges receipt of the Net Securitization Proceeds. Purchaser Trust hereby acknowledges receipt of the GATE Conforming Loans and the GATE Notes included in the Pool.

         IN WITNESS WHEREOF, the parties have caused this Supplement to be executed as of the date set forth above.


                                   THE NATIONAL COLLEGIATE TRUST
                                   199___ S-____


                                   By:  Delaware Trust Company, not in its
                                        individual capacity but solely as
                                        Trustee


                                   By:__________________________________
                                   Its



                                   BANK OF AMERICA NA


                                   By:__________________________________
                                   Its

                          Schedule 1 to Pool Supplement
                                    (SAMPLE)



                               SETTLEMENT SCHEDULE
                                  NCT 1996-S-2

CLARKSON UNIVERSITY


LOAN                              # OF             FACE                       EXPECTED             DISBURSEMENT
POOL                              LOANS            VALUE                      PROCEEDS             RATIO
----                              -----            -----                      --------             -----
                                  975              $2,032,125                 72%                  58%




DISBURSEMENT               DATE        # OF          COSIGNED          FACE           INT RT      DISBURSEMENT
------------               ----        ----          --------          ----           ------      ------------
                                       LOANS         LNS               VALUE
            1              7/13/96     280           15                $575,000       8.75%       $333,500


            2              8/11/96     153           9                 $329,400       8.75%       $191,052


            3              9/4/96      427           11                $813,600       8.75%       $471,888


            4              10/1/96     115           4                 $313,925       8.75%       $182,077



            5


            6


            7
------------------------------------------------------------------------------------------------------------------------------------
                           Total/      975           39                $2,031,925     8.75%       $1,178,517
            8              Avg




SECURITIZATION/BOND SALE            SETTLEMENT DATE           10/14/96

SALE OF LOANS BY BANK TO NCT
FACE VALUE OF LOANS                                                                              $2,031,925
         AMOUNT WITHHELD FOR RESERVES &
         SECURITIZATION EXPENSES                     28.85%                                      ($586,210)
                                                                                                 ----------


(NET SECURITIZATION PROCEEDS)                                                                    $1,445,715





COMPUTATION OF AMOUNT DUE TO BANK:

DUE TO BANK                         PER LOAN         # OF LOANS                 AMOUNT
                                    --------------------------------------------------
ORIGINATION                         $10.00            975                       ($9,750)
PROCESSING
         (FM)                       $10.00            975                       ($9,750)
         (PHEAA)                    $  4.50           975                       ($4,388)
         (PHEAA-COSIGNER)           $  4.50            39                       ($    176)


LOAN INTEREST                       DATE              # OF DAYS                 AMOUNT
                                    --------------------------------------------------
         DISB #1                    7/13/96            93                    ($12,819)
                     2              8/11/96            64                    ($ 5,054)
                     3              9/4/96             40                    ($ 7,802)
                     4              10/1/96            13                    ($   978)
                     5                                  0                           $0
                     6                                  0                           $0
                     7                                  0                           $0
                     8                                  0                           $0

TOTAL INTEREST                                                                ($26,653)

A. TOTAL INTEREST & FEES
         DUE TO BANK                                                          ($50,716)

B. AMOUNT PREVIOUSLY DISBURSED ($1,178,517)

                  (A + B = Minimum Purchase Price)     = $1,229,233
NET AMOUNT DUE TO:                  CLARKSON UNIVERSITY from NCT              $216,482

                      EXHIBIT C TO NOTE PURCHASE AGREEMENT

                        FORM OF OPINION OF LOCAL COUNSEL
                                GATE LOAN PROGRAM




Goldman Sachs & Co.
First Marblehead Corp.
Thacher, Proffitt and Wood
The National Collegiate Trust
Pierce, Atwood, Scribner, Allen, Smith & Lancaster

Re:      GATE Note and Disclosure Statement

Gentlemen:

         We have served as special counsel to The National Collegiate Trust and First Marblehead Corp. in the State of (the "State").

         In such capacity, we have reviewed the form of GATE Note and Disclosure Statement attached hereto as Exhibit A (the "Form"). We have also reviewed and relied upon the GATE Local Counsel Program Description dated July 15, 1995 (the "Program Description") with respect to factual matters, and we have made the legal assumptions set forth in the Program Description.

         Based upon the foregoing, we wish to advise you that:

         1. The Form is in compliance with all applicable laws of the State relating to the transactions described in the Program Description, including laws relating to disclosure and consumer protection.

         2. Assuming the Export Assumptions (as defined in the Program Description) are correct, the substantive terms set forth in the Form do not violate any law, rule or regulation of the State.

         This opinion is limited to matters of law of the State, excluding matters of federal law. This opinion is addressed solely to those named above and may not be relied upon by any other person without our express written consent.


                                               Very truly yours,